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                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

     Reference is made to the Fund Participation Agreement dated as of October 3rd, 1995, and amended as of April 15, 1998 between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation ( the "Fund"), and ML LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the state of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached thereto (the "Existing Agreement"). This amendment to the Existing Agreement is made as of April 3, 2000.

     WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached to the Existing Agreement.

     The Fund and the Company hereby amend and restate said Schedule B to the Existing Agreement as attached hereto, and all references in the Existing Agreement to the Portfolios shall be deemed to refer to the series of shares of the Fund as set forth on Schedule B as attached hereto.

     Capitalized terms used herein without definition and defined in the Existing Agreement shall have the same meaning herein as therein.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement as of the date and year first above written.


                                      ML LIFE INSURANCE COMPANY OF NEW YORK

                                      By:
                                         -----------------------------------

                                      Name:
                                           ---------------------------------

                                      Title:
                                            --------------------------------


                                      MERRILL LYNCH VARIABLE SERIES FUNDS,INC.

                                      By:
                                         -----------------------------------

                                      Name:
                                           ---------------------------------

                                      Title:
                                            --------------------------------